Exhibit 10.1

Execution Version

AMENDMENT

AMENDMENT, dated as of May 4, 2021 (this “Amendment”), to the CREDIT AGREEMENT, dated as of March 21, 2018, among DELUXE CORPORATION, as Borrower, the several banks and other financial institutions or entities from time to time parties thereto (the “Lenders”), JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”), and the other agents party thereto.

W I T N E S S E T H:

WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement; and

WHEREAS, the Borrower has requested, and the Lenders and the Administrative Agent have agreed to enter into this amendment of the Credit Agreement;

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

I. Defined Terms

Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Credit Agreement.

II. Amendment TO THE CREDIT AGREEMENT

(a)       Effective upon the Amendment Effective Date, the Credit Agreement is hereby amended as follows:

(i)       Amendments to Section 1.01 (Defined Terms). Section 1.01 of the Credit Agreement shall be amended to insert the following new defined terms in appropriate alphabetical order:

“FAPS Acquisition” means the acquisition by the Borrower of FAPS Holdings, Inc., pursuant to and in accordance with the FAPS Acquisition Agreement.

“FAPS Acquisition Agreement” means that certain Agreement and Plan of Merger, dated as of April 21, 2021, by and among the Borrower, Fox Acquirer Sub, Inc., FAPS Holdings, Inc. and Applepoint FAPS Holdings LP (solely in its capacity as the Stockholder Representative).

(ii) Amendments to Section 4.02 (Each Credit Event). Section 4.02 of the Credit Agreement shall be amended to add the following sentence at the end thereof:

“Notwithstanding the terms of this Section 4.02 or of any other term or condition of this Agreement or any of the Loan Documents, the making of Loans hereunder to consummate the FAPS Acquisition, in the amounts permitted by Section 5.08(iii) and (iv), shall be subject only to the conditions precedent set forth on Schedule 4.02 hereof.

(iii)       Amendments to Section 5.08 (Use of Proceeds). Section 5.08 of the Credit Agreement shall be amended as follows:

(A)       the following text shall be inserted immediately prior to the word “and” at the end of clause (ii) thereof: “, (iii) in an aggregate amount not to exceed $50,000,000 to finance the FAPS Acquisition, (iv) to fund any original issue discount or upfront fees payable in connection with Indebtedness incurred in connection with the FAPS Acquisition and ”; and

(B)        existing clause (iii) thereof shall be renumbered as clause (v).

(iv) Amendments to Section 6.01 (Indebtedness). Section 6.01 of the Credit Agreement shall be amended as follows:

(A)       the word “and” at the end of clause (m) thereof shall be deleted;

(B)        the “.” at the end of clause (n) thereof shall be deleted and the text “; and” shall be substituted in lieu thereof;

(C)        the following new clause (o) shall be added in appropriate alphabetical order:

“(o)      Indebtedness of the Borrower to finance the FAPS Acquisition (and any refinancing Indebtedness in respect thereof) in an aggregate principal amount not to exceed $1,050,000,000 (plus any additional amounts to fund any original issue discount in respect thereof); provided that (i) to the extent such Indebtedness is incurred prior to, and not substantially contemporaneously with, the consummation of the FAPS Acquisition, the definitive documentation in respect of such Indebtedness includes a mandatory redemption requirement if the FAPS Acquisition does not close by September 21, 2021 (or if the End Date under the FAPS Acquisition Agreement is extended, such later date) and (ii) such Indebtedness (and any refinancing Indebtedness in respect thereof) (A) either is secured only by the Collateral and on a pari passu or junior basis with the Secured Obligations and remains at all times subject to a customary intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent or is unsecured and (B) is guaranteed only by the Subsidiary Guarantors (any Indebtedness satisfying each of the foregoing conditions, “Permitted Acquisition Debt”).”

(v)        Amendments to Section 6.02 (Liens). Section 6.02 of the Credit Agreement shall be amended as follows:

(A)       the word “and” at the end of clause (h) thereof shall be deleted;

(B)        the “.” at the end of clause (i) thereof shall be deleted and the text “; and” shall be substituted in lieu thereof; and

(C)        the following new clause (j) shall be added in appropriate alphabetical order:

“(j)       Liens on the Collateral securing Indebtedness incurred to finance the FAPS Acquisition pursuant to Section 6.01(o) (and to the extent such Indebtedness was secured, refinancing Indebtedness incurred in respect thereof), which Permitted Acquisition Debt, for the avoidance of doubt, shall at times be subject to an intercreditor agreement in form and substance reasonably satisfactory to the Administrative Agent.”

(vi) Amendments to Section 6.03 (Fundamental Changes and Asset Sales). Section 6.03 of the Credit Agreement shall be amended to amend and restate clause (ix) thereof to read as follows:

(ix)        the Borrower and its subsidiaries may consummate the merger contemplated by the FAPS Acquisition Agreement;”.

(vii)        Amendments to Section 6.04 (Investments, Loans, Advances, Guarantees and Acquisitions). Section 6.04 of the Credit Agreement shall be amended as follows:

(A)       the word “and” at the end of clause (n) thereof shall be deleted;

(B)        the “.” at the end of clause (o) thereof shall be deleted and the text “; and” shall be substituted in lieu thereof; and

(C)        the following new clause (p) shall be added in appropriate alphabetical order:

“(p)      the FAPS Acquisition.”

(viii) Amendments to Section 6.08 (Restrictive Agreements). Section 6.08 of the Credit Agreement shall be amended by inserting after the text “definitive documentation in respect of any Permitted Senior Secured Notes” in clause (ix) of the proviso thereto the text “, Indebtedness permitted pursuant to Section 6.01(o) hereof”.

(ix)         Amendment to Schedules. The Credit Agreement is hereby amended to add, in appropriate order, a new Schedule 4.02 in the form of Schedule 4.02 attached hereto and incorporated herein by reference.

(b)       Effective upon the consummation of the FAPS Acquisition, the Credit Agreement is hereby amended as follows:

(i)         Amendments to Section 1.01 (Defined Terms). (A) Section 1.01 of the Credit Agreement shall be amended to insert the following new defined terms in appropriate alphabetical order:

“Consolidated Secured Indebtedness” means Consolidated Total Indebtedness that is secured by a Lien on any assets of the Borrower or any of its Subsidiaries.

(B)         Section 1.01 of the Credit Agreement shall be amended to amend the definition of “Consolidated EBIT” as follows:

               (x)          the word “and” at the end of clause (a)(v) thereof shall be deleted;

               (y)         clause (a)(vi) thereof shall be deleted and the following text shall be substituted in lieu thereof:

“restructuring charges or reserves, including write-downs and write-offs, including any one-time costs incurred in connection with the FAPS Acquisition and Permitted Acquisitions and costs related to the opening, closure, consolidation or integration of facilities, information technology infrastructure and legal entities, and severance and retention bonuses; provided that (x) amounts added back pursuant to this clause (vi) shall be actual and not projected and (y) cash amounts added back pursuant to this clause (vi), together with amounts added pursuant to clause (vii) below (other than any cost savings, operating expense reductions, operating improvements and synergies in respect of historical periods set forth in the financial model delivered to the Administrative Agent on April 14, 2021), for any Reference Period shall not exceed 20.0% of Consolidated EBIT for such Reference Period (as calculated before giving effect to any such addbacks) and”; and

               (z)          the following new clause (a)(vii) shall be inserted immediately after clause (a)(vi) thereof:

“(vii) “run-rate” cost savings, operating expense reductions, operating improvements and synergies of the Borrower and its Subsidiaries related to the FAPS Acquisition, mergers and other business combinations, acquisitions, divestitures, restructurings, insourcing initiatives, cost savings initiatives and other similar initiatives (net of amounts actually realized), (i) for which actions have been taken or are expected to be taken or with respect to which substantial steps have been taken or are expected to be taken (in the good faith determination of the Borrower) within 18 months of such Acquisition or other transaction, as applicable, (ii) that have been or are projected by the Borrower in good faith to be realized within 18 months after the date of the FAPS Acquisition or such other transaction, as applicable and (iii) that are reasonably identifiable and factually supportable (in the good faith determination of the Borrower, as certified in a certificate of a Financial Officer of the Borrower; provided that amounts added pursuant to this clause (vii) (other than any cost savings, operating expense reductions, operating improvements and synergies in respect of historical periods set forth in the financial model delivered to the Administrative Agent on April 14, 2021), together with amounts added back pursuant to clause (vi) above, for any Reference Period shall not exceed 20.0% of Consolidated EBIT for such Reference Period (as calculated before giving effect to any such addbacks),”

(ii) Amendment to Section 2.05 (Swingline Loans). Section 2.05(a) of the Credit Agreement is hereby amended by deleting the figure “$35,000,000” and by substituting therefor the figure “$40,000,000”.

(iii)       Amendment to Section 2.06 (Letters of Credit). Section 2.06(b) of the Credit Agreement is hereby amended by deleting the figure “$20,000,000” and by substituting therefor the figure “$25,000,000”.

(iv)         Amendments to Section 6.04 (Investments, Loans, Advances, Guarantees and Acquisitions). Section 6.04 of the Credit Agreement shall be amended as to amend and restate clause (d) thereof to read as follows:

“(d)        Investments, loans or advances made by the Borrower in or to any Subsidiary and made by any Subsidiary in or to the Borrower or any other Subsidiary (provided that not more than an aggregate amount of $50,000,000 in Investments, loans or advances or capital contributions may be made after the consummation of the FAPS Acquisition and remain outstanding by Loan Parties to Subsidiaries which are not Loan Parties);”.

(v)          Amendments to Section 6.12 (Financial Covenants). 6.12 of the Credit Agreement shall be deleted in its entirety and the following shall be substituted in lieu thereof:

“(a)        Maximum Leverage Ratio. The Borrower will not permit the ratio (the “Leverage Ratio”) as of the last day of any fiscal quarter of (i) the sum of (x) Consolidated Total Indebtedness at such time minus (y) the amount of Unrestricted Cash in excess of $15,000,000 at such time to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower then ending, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be greater than (A) 5.00 to 1.00 for the first fiscal quarter ending on or after the date of consummation of the FAPS Acquisition through the fiscal quarter ending March 31, 2022, (B) 4.75 to 1.00 for the fiscal quarters ending June 30, 2022 through March 31, 2023, (C) 4.50 to 1.00 for the fiscal quarters ending June 30, 2023 through March 31, 2024 and (D) 4.25 to 1.00 for the fiscal quarters ending June 30, 2024 and thereafter; provided that the ratio set forth in clause (D) shall be increased, upon the written election by the Borrower to the Administrative Agent, to 4.50:1.00 (a “Covenant Holiday”) for the four fiscal quarter period following any Permitted Acquisition the aggregate consideration of which is equal to or greater than $150,000,000, which four fiscal quarter period shall commence with the fiscal quarter in which such Permitted Acquisition occurred; provided that (i) there shall be no more than two Covenant Holidays and (ii) there shall be a period of at least two fiscal quarters in which no Covenant Holiday is in effect prior to the effectiveness of a second Covenant Holiday.

(b)          Maximum Secured Leverage Ratio. The Borrower will not permit the ratio (the “Secured Leverage Ratio”) as of the last day of any fiscal quarter of (i) the sum of (x) Consolidated Secured Indebtedness at such time minus (y) the amount of Unrestricted Cash in excess of $15,000,000 at such time to (ii) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower then ending, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be greater than (A) 4.00 to 1.00 for the first fiscal quarter ending on or after the date of consummation of the FAPS Acquisition through the fiscal quarter ending March 31, 2022, (B) 3.75 to 1.00 for the fiscal quarters ending June 30, 2022 through March 31, 2023 and (C) 3.50 to 1.00 for the fiscal quarters ending June 30, 2023 and thereafter.

(c)          Minimum Interest Coverage Ratio. The Borrower will not permit the ratio (the “Interest Coverage Ratio”) as of the last day of any fiscal quarter of (i) Consolidated EBITDA for the period of four consecutive fiscal quarters of the Borrower then ending to (ii) Consolidated Interest Expense for the period of four consecutive fiscal quarters of the Borrower then ending, all calculated for the Borrower and its Subsidiaries on a consolidated basis, to be less than (A) 2.75 to 1.00 for the first fiscal quarter ending on or after the date of consummation of the FAPS Acquisition through the fiscal quarter ending March 31, 2022 and (B) 3.00 to 1.00 for the fiscal quarters ending June 30, 2022 and thereafter.”

III. consent

To the extent required under the Credit Agreement or any of the Loan Documents, the Required Lenders hereby consent to the FAPS Acquisition on the terms and conditions set forth in the FAPS Acquisition Agreement as in effect on the date hereof.

IV. REPRESENTATIONS

The Borrower hereby represents that (i) the representations and warranties of the Borrower set forth in the Loan Documents are true and correct in all respects with respect to representations and warranties containing qualifications as to materiality or Material Adverse Effect, and true and correct in all material respects with respect to representations and warranties without qualifications as to materiality or Material Adverse Effect, on and as of the Amendment Effective Date, except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date and (ii) at the time of and immediately after giving effect to the Amendment Effective Date, no Default or Event of Default has occurred and is continuing.

V. Effectiveness

This Amendment shall become effective on the date (the “Amendment Effective Date”) on which all of the following conditions precedent have been satisfied or waived:

(i)           the Administrative Agent shall have received this Amendment, duly executed and delivered by a duly authorized officer of each of (A) the Borrower, (B) the Administrative Agent and (C) the Required Lenders; and

(ii)          the Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses (including fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party hereunder or under any Loan Document.

VI. MISCELLANEOUS

A.          Effect on the Loan Documents.

(i)           Except as specifically amended hereby, the provisions of the Credit Agreement are and shall remain in full force and effect and are hereby in all respects ratified and confirmed.

(ii)          The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a waiver of any provision of any of the Loan Documents.

(iii)         On and after the Amendment Effective Date, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein”, or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof”, or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement after giving effect to this Amendment.

(iv)         The Borrower and the other parties hereto acknowledge and agree that this Amendment shall constitute a Loan Document.

B.           Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy, e-mailed pdf, or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record.

C.           GOVERNING LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

D.           Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its reasonable and invoiced out-of-pocket costs and expenses incurred in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable and invoiced fees, charges and disbursements of counsel to the Administrative Agent in connection with the preparation and administration of this Amendment and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated).

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

DELUXE CORPORATION, as the Borrower

By:	/s/ Keith A. Bush
	Name:	Keith A. Bush
	Title:	Senior Vice President and Chief Financial Officer

[Signature Page to Amendment]

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By:	/s/ Suzanne Ergastolo
	Name:	Suzanne Ergastolo
	Title:	Executive Director

[Signature Page to Amendment]

MUFG BAnK, LTD., as a Lender

By:	/s/ Samantha Schumacher
	Name:	Samantha Schumacher
	Title:	Authorized Signatory

[Signature Page to Amendment]

TRUIST BANK, as a Lender

By:	/s/ Brian M. Lewis
	Name:	Brian M. Lewis
	Title:	Managing Director

[Signature Page to Amendment]

fifth third bank, national association, as a Lender

By:	/s/ Ann Kyne
	Name:	Ann Kyne
	Title:	Assistant Vice President

[Signature Page to Amendment]

u.s. bank national association, as a Lender

By:	/s/ Peter I. Bystol
	Name:	Peter I. Bystol
	Title:	Senior Vice President

[Signature Page to Amendment]